EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (Form S-1, No. 333-221657) of UQM Technologies, Inc. of our report dated March 20, 2018, relating to the 2017 consolidated financial statements of UQM Technologies, Inc., which report appears in the Annual Report on Form 10-K of UQM Technologies, Inc. for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

June 8, 2018